ANDERSEN ANDERSEN & STRONG, L.C.                941 East 3300 South, Suite 202
Certified Public Accountants and                Salt Lake City, Utah 84106
 Business Consultants                              Telephone 801 486-0096
 Member SEC Practice Section of the AICPA          Fax 801
486-0098

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated November 20, 2000, accompaying the audited financial statements of 555Jobs.com., for the period ending October 31, 2000 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.

February 12, 2001                     /s/ R Andersen
                                      Andersen Andersen and Strong